August 23, 1999

       Securities and Exchange Commission
       450 Fifth Street, N.W.
       Washington, D.C. 20549

            Re:  Vitro Diagnostics, Inc.
                    Form 10-QSB for the quarter ending July 31, 1999 SEC file no. 0-17378

       Dear Sir or Madam:

       Transmitted herewith through the EDGAR system is Form 10-QSB for the quarter ended July 31, 1999 for Vitro Diagnostics, Inc. Should you have any questions or comments concerning this matter please contact the undersigned at 303-794-2000.

       Sincerely,

       Roger Hurst
       President

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